Exhibit 99.1

NEW YORK, NY – October 15, 2008 – Delcath Systems, Inc. (Nasdaq: DCTH) today announced the appointment of Mr. Eamonn Hobbs to Delcath’s Board of Directors.  Mr. Hobbs is President and Chief Executive Officer of AngioDynamics, Inc. (Nasdaq: ANGO), a leading medical device company specializing in the development and sales of medical technology serving the needs of interventional oncologists and vascular interventionalists.

Mr. Hobbs, a Co-Founder of AngioDynamics, built his company into a leading medical technology company with an international market presence with a highly diverse product line.  Throughout his tenure at AngioDynamics, Mr. Hobbs has led the Company’s efforts in marketing, strategic planning, product development, and general management.  In 2004, AngioDynamics was spun off from E-Z-EM, Inc., a company focusing on diagnostic radiology and gastrointestinal technologies, and of which Mr. Hobbs was the Senior Vice-President since 1988.  Before his involvement with these companies, Mr. Hobbs was the Director of Marketing and Product Development at NAMIC, Founder, President and CEO of Hobbs Medical, Inc., and a Product Development Engineer at Cook Incorporated.

On joining Delcath’s Board of Directors, Mr. Hobbs commented, “This is an exciting time for Delcath, and I am pleased to be joining the Board during this period of growth and expansion.  I am impressed with the Company’s technology, the promising results of the Phase III Trial, and the excellent management team.  I believe that the Company is poised for significantly more growth and success in the emerging market of minimally invasive cancer treatments, and I look forward to leveraging my extensive experience to aid that successful growth.”

Mr. Hobbs continues to be highly active in the field of interventional radiology, where he has been named an Honorary Fellow of the Society of Interventional Radiology (“SIR”), is on the SIR Strategic Planning Committee, and is a Member of the Society of Cardiovascular and Interventional Radiology.  Mr. Hobbs is a frequent presenter at industry and medical conferences, and sits on the Board of Directors of the Medical Device Manufacturers Association, the Society of Interventional Radiology Foundation, and the American College of Phlebology Foundation.

Commenting on today’s announcement, Richard L. Taney, President and Chief Executive Officer of Delcath, stated, “We are delighted to have Eamonn join the Board of Directors of Delcath.  His successful leadership of AngioDynamics, his experience within the medical device industry and his involvement in a number of influential medical organizations make him a welcome addition to our Board of Directors.  I look forward to working with Mr. Hobbs and the entire Board while we continue our progress in completing our clinical trials.”

About Delcath Systems, Inc.

Delcath Systems, Inc. is a medical technology company specializing in cancer treatment.  The Company has developed a proprietary, patented system which will improve the efficacy of cancer treatment while reducing the considerable, systemic side-effects of chemotherapy.  Delcath's novel drug delivery platform is capable of delivering anti-cancer drugs at very high doses to a specific organ or region of the body while preventing these high doses of drug from entering the patient's bloodstream.  The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan.  The Company's intellectual property portfolio consists of twenty-eight patents on a worldwide basis including the U.S., Europe, Asia and Canada.  For more information, please visit the Company's website at www.delcath.com.

This release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the current belief of management.  These statements relate to, among other things, the results to date of our phase III clinical trials as described above.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  These risks and uncertainties include those discussed from time to time in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Contact:
Company Contact:
Delcath Systems, Inc.
Richard L. Taney
(212) 489-2100
rtaney@delcath.com

Investor Relations Contact:
Strategic Growth International, Inc.
Richard E. Cooper
(212) 838-1444
rcooper@sgi-ir.com

Public Relations Contact:
Rubenstein Associates, Inc.
Robin Wagge
(212) 843-8006
rwagge@Rubenstein.com